UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/30/2008

CHOICE HOTELS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-13393

Delaware	52-1209792
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10750 Columbia Pike, Silver Spring, Maryland 20901
(Address of principal executive offices, including zip code)

301-592-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2008, Choice Hotels International, Inc. (the "Company") entered into an Amended and Restated Employment Agreement with Stephen P. Joyce (the "Agreement"), the Company's newly appointed President and Chief Operating Officer. The Agreement amends the provisions of paragraph 3(c) of the Employment Agreement with Mr. Joyce dated March 20, 2008 by: (i) increasing the restricted stock grant by an additional value of $972,918 and (ii) increasing the stock option grant by an additional value of $368,921. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, attached hereto as Exhibit 10.1* and incorporated herein by reference.

On April 30, 2008, the Board of Directors of the Company approved an increase in the size of the Board from nine to ten members and the election of Stephen P. Joyce as a Class III Director for a term expiring at the 2009 Annual Meeting of Shareholders. The Company issued a press release announcing Mr. Joyce's election, which is attached as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(a) Exhibits. The following exhibits are filed with this report:

Exhibit 10.1 First Amended and Restated Employment Agreement dated April 30, 2008 between Stephen P. Joyce and Choice Hotels International, Inc.*

Exhibit 99.1 Press Release dated April 30, 2008

*Confidential treatment requested

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHOICE HOTELS INTERNATIONAL, INC.

Date: May 02, 2008	By:	/s/ David L. White
David L. White
Senior Vice President, Chief Financial Officer & Treasurer

Exhibit Index

Exhibit No.	Description
EX-10.1*	(Exhibit 10.1)
EX-99.1	(Exhibit 99.1)